EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


PARENT

Community First Bancorp, Inc.


                                            STATE OR OTHER
                                            JURISDICTION OF          PERCENTAGE
SUBSIDIARIES                                INCORPORATION            OWNERSHIP
------------                                ---------------          ----------

Community First Bank                         United States              100%